EXHIBIT 10.38

                                    AGREEMENT

      THIS AGREEMENT ("Agreement") is entered into and effective as of August 17, 1998, between LifeRate Systems, Inc., a Minnesota corporation (the "Company"), and William W. Chorske ("Chorske").

                                    RECITALS:

      A. The Company and Chorske entered into an Employment Agreement, dated April 29, 1996 (the "Employment Agreement"), pursuant to which Chorske was employed as the Chief Executive Officer and President of the Company from May 1, 1996 through April 30, 1997.

      B. The Company is obligated to pay Mr. Chorske a cash bonus of $150,000 pursuant to Section 5(c) of the Employment Agreement.

      C. Due to the Company's financial condition and limited cash resources, the Company desires to provide for payment of the Company's $150,000 obligation in accordance with the terms and conditions of this Agreement.

      Accordingly, the parties hereby agree as follows:

      1. Cash Payment. The Company shall pay Chorske the sum of $75,000 in equal quarterly installments of $18,750 in April 1998, July 1998, October 1998 and January 1999. Chorske acknowledges receipt of the first two installments of $18,750.

      2. Restricted Stock Grant. The Company shall grant Chorske an aggregate of 200,000 shares of Common Stock (the "Restricted Shares"), which have a market value on the date this Agreement was approved by the Company's Board of Directors (based on the closing bid price of the Common Stock on the business day immediately preceding such date) equal to $75,000. The Company and Chorske shall enter into a restricted stock agreement in the form attached hereto as Exhibit A evidencing the terms and conditions of the grant of the Restricted Share. The Restricted Shares shall be subject to restrictions and forfeiture in the event that the Company does not achieve certain milestones as set forth in Exhibit A.

      3. Representations and Warranties. Chorske represents and warrants to the Company as follows:

            (a) The Restricted Shares are being acquired for investment for his own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Chorske understands that the Restricted Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws and that the reliance of the Company upon these exemptions is predicated in part upon this representation by Chorske. Chorske further understands that the Restricted Shares may not be transferred or resold without registration under the Securities Act and any applicable state securities laws, or an exemption from the requirements of the Securities Act and applicable state securities laws.

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            (b) Chorske is a resident of the State of New Hampshire and qualifies as an "accredited investor," as defined in Rule 501 of Regulation D under the Securities Act. Chorske acknowledges that the Company has made available to him at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the business, operations and financial condition of the Company and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to such Investor. Chorske is able to bear the loss of his entire investment in the Restricted Shares without any material adverse affect on his personal financial condition, and has such knowledge and experience of financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Restricted Shares.

      4. Full Satisfaction. Chorske acknowledges and agrees that upon payment of the cash described in Section 1 and the grant of Restricted Shares described in
Section 2, the Company shall have satisfied all of its obligations pursuant to
Section 5(c) of the Employment Agreement, and the Company shall have no further liability or obligation to Chorske under Section 5(c) of the Employment Agreement.

      5. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

      6. Governing Law. This Agreement and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota.

      7. Entire Agreement. This Agreement, including Exhibit A hereto, supercedes all previous and contemporaneous oral negotiations, commitments, writings and understandings among the parties hereto concerning the matters in this Agreement.

      8. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

                                      LIFERATE SYSTEMS, INC.


                                      By:  /s/  David J. Chinsky
                                           -------------------------------------
                                           David J. Chinsky
                                           President and Chief Executive Officer


                                           /s/  William W. Chorske
                                           -------------------------------------
                                           William W. Chorske